Pagaya Appoints Chief Strategy Officer Jonathan Dobres as CFO, Succeeding Evangelos Perros NEW YORK May 7, 2026-- Pagaya Technologies LTD. (NASDAQ: PGY) ("Pagaya" or the “Company”), a global technology company delivering AI-driven product solutions for the financial ecosystem, announced today the appointment of Chief Strategy Officer Jonathan Dobres, as Chief Financial Officer, effective June 15, 2026. Dobres will be succeeding Evangelos Perros, who will remain in his current role until June 15, 2026. Perros will remain with the Company through December 31st, 2026 serving as a Strategic Executive Advisor to Gal Krubiner, Chief Executive Officer, with a focus on building out the Company’s long term funding strategy. “We are excited to announce Jon Dobres as Chief Financial Officer” said CEO Gal Krubiner. “Jon brings a strong combination of financial discipline, strategic insight and deep familiarity with our business, having played an integral role in our strategic planning, capital allocation, and execution. He is a trusted partner to the leadership team and I am confident in his ability to lead our finance organization and advance our financial goals.” "On behalf of the Board and the entire team, I want to thank Evangelos for his leadership and dedication over the past 4.5 years," Krubiner continued. "Under Evangelos Perros’s tenure, we have achieved significant milestones, including the full build of Pagaya’s financial organization and leading it to deliver GAAP Net Income profitability, sustainably and consistently. We appreciate his commitment to a smooth transition. He will continue to support me as a Strategic Executive Advisor through the year end." Mr. Dobres joined Pagaya in 2021 as Head of Strategy and Corporate Development before becoming its Chief Strategy Officer. He previously served in senior investment roles at Hudson Executive Capital, including as CFO of several Hudson sponsored investment vehicles, Flexis Capital and P. Schoenfeld Asset Management. Mr. Dobres started his career as a bank regulatory and M&A lawyer at Sullivan & Cromwell and as a Vice President in technology investment banking at Bear Stearns & Co. Mr. Dobres majored in finance at Emory University where he graduated with distinction and received a JD with honors from Georgetown Law School. 0

“I’m honored to take on this role at such an exciting time for Pagaya and our shareholders,” said Jon Dobres. “EP and I have worked closely over the past two years to position Pagaya’s balance sheet into a strategic asset for the company, and I look forward to building on the strong finance infrastructure he has put in place. I remain focused on executing our financial strategy, maintaining disciplined capital allocation, and delivering durable, profitable growth.” “We owe a great deal of our success to Evangelos’s commitment over the years, and while he will be missed, he leaves behind a remarkably strong foundation. I am thrilled to see Jon take on this new challenge. After two years of close collaboration with Evangelos, Jon has proven himself, and I have full confidence that he is the right man for the job,” said Sanjiv Das, President of Pagaya. Evangelos Perros commented, "It has been a pleasure to serve as CFO of Pagaya. I am incredibly proud of what we have accomplished together and the strong foundation we have built. After much reflection, I have decided it is the right time for me to turn to other career opportunities, knowing I leave the company on the best footing in its history. I remain confident in the company’s strategy, its talented team, and in Jon’s ability to continue to deliver for our shareholders, employees and end consumers." Today, Pagaya also announced its first quarter 2026 results. You can read the full press release and shareholder letter on pagaya.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements regarding expected leadership transitions. Forward-looking statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially, which are described in more detail in the “Risk Factors” and other sections of our Annual Report on Form 10-K filed on March 2, 2026 and our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements. 0

About Pagaya Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide, as it reshapes the financial services ecosystem. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides consumer credit and other products for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. For more information, visit pagaya.com. Pagaya Contacts Investors & Analysts ir@pagaya.com Media & Press press@pagaya.com 0